UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 7, 2022

ATI PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard Bolingbrook, Illinois	60440
(Address of principal executive offices)	(Zip Code)

(630) 296-2223
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ATIP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition.

On November 7, 2022, ATI Physical Therapy, Inc. (the “Company”) issued a press release (the “Press Release”) announcing financial results for the  third quarter of 2022. A copy of the Press Release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information under Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Legal Officer

ATI Physical Therapy, Inc. (the “Company”) announced the appointment of Erik Kantz as the Company’s Chief Legal Officer and Corporate Secretary effective as of November 4, 2022 (the “Effective Date”).  Mr. Kantz replaces Diana Chafey, who resigned effective November 4, 2022, as previously reported on the Company’s Current Report on Form 8-K filed on September 23, 2022.

Mr. Kantz previously served as the Vice President & Deputy General Counsel of the Company after joining the Company in 2016 as Associate General Counsel, Mergers & Acquisitions. Mr. Kantz has more than 20 years’ experience in corporate and securities law.  Prior to joining the Company, Mr. Kantz was a partner and Co-Chair of the Business Group of Arnstein & Lehr LLP (now Saul Ewing Arnstein & Lehr LLP), where he represented clients across a variety of industries, including healthcare, manufacturing and financial and professional services.  Mr. Kantz received his B.A. from Illinois Wesleyan University and his J.D. from DePaul University.

In connection with his appointment, the Company and Mr. Kantz have entered into a written employment agreement (the “Employment Agreement”) for an initial of three-years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the end of the term then in effect, and a minimum base salary of $390,000 per year. In addition, the Employment Agreement provides for an annual target bonus equal to 75% of his base salary (“Target Bonus”). Mr. Kantz  will also be granted long-term incentive equity awards in 2023 pursuant to the Company’s 2021 Equity Incentive Plan, with a grant-date fair market value of $250,000, and each year thereafter in an amount determined by the Company’s Compensation Committee. Each annual grant is to be comprised of 50% stock options and 50% restricted stock units vesting in three equal annual tranches. Mr. Kantz is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “Discharge For Cause,” death or disability (each as defined in his agreement), he would be entitled to:  (a) upon termination at any time other than during the 18-month period following a Change in Control (as defined in his agreement), (i) an amount equal to 1.25 times the sum of (x) Mr. Kantz’s base salary and (y) Target Bonus, in substantially equal installments over 15 months from termination, (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Mr. Kantz’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company and (iii) if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to twelve (12) months from the date of termination, or, if earlier, (x) the first date that Mr. Kantz is no longer eligible for COBRA, or (y) the first date that Mr. Kantz becomes eligible for health benefits from another employer; or (b) upon termination during the 18-month period following a Change in Control (i) an amount equal to 1.5times the sum of (x) Mr. Kantz’s base salary and (y) Target Bonus, in a lump sum on the first payroll date following the date of the release contemplated under his agreement, (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Mr. Kantz’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to twelve (12) months from the date of such termination, or, if earlier, (x) the first date that Mr. Kantz is no longer eligible for COBRA or (y) the first date that Mr. Kantz becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Mr. Kantz pursuant to the Company’s 2021 Equity Incentive Plan as of the date of such termination.

Mr. Kantz’s receipt of the termination payments and benefits is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described in the following paragraph.

Pursuant to his Employment Agreement, Mr. Kantz has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information and has agreed that work product or inventions developed or conceived by his while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 15-month period following his termination of employment if Mr. Kantz is eligible to receive severance benefits and an 12-month period following his termination in any other circumstance, Mr. Kantz has agreed not to (1) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company or (2) solicit any actual or prospective customers with whom he had contact on behalf of a competing business. In addition, his Employment Agreement mandates that his confidentiality obligations continue after the termination of employment.

Mr. Kantz has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Kantz and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the      complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Employment Agreement effective November 4, 2022 by and between ATI Physical Therapy, Inc. and Erik Kantz.

99.1	Press Release issued by ATI Physical Therapy, Inc. on November 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2022	ATI Physical Therapy, Inc.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer